FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT

                            BROADWAY APARTMENTS, L.P.

                                DECEMBER 31, 2004












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                            BROADWAY APARTMENTS, L.P.

                                TABLE OF CONTENTS



                                                                          PAGE

INDEPENDENT AUDITOR'S REPORT                                                3

FINANCIAL STATEMENT:

     BALANCE SHEET                                                          4

NOTES TO FINANCIAL STATEMENT                                                6

SUPPLEMENTAL INFORMATION

     INDEPENDENT AUDITOR'S REPORT ON INFORMATION
     ACCOMPANYING THE BASIC FINANCIAL STATEMENTS                           11

        STATEMENT OF INCOME                                                12

        SUPPLEMENTAL SCHEDULE                                              13

                       Pailet, Meunier and LeBlank, L.L.P.
                          Certified Public Accountants
                             Management Consultants



                          INDEPENDENT AUDITOR'S REPORT

To the Partners
BROADWAY APARTMENTS, L.P.
Roswell, New Mexico


         We have audited the accompanying balance sheet of BROADWAY APARTMENTS, L.P., as of December 31, 2004 and the related statements of operations, changes in partners' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BROADWAY APARTMENTS, L.P. as of December 31, 2004 and the results of its operations, changes in partners' equity and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/Pailet, Meunier and LeBlank, L.L.P.
--------------------------------------

Metairie, Louisiana
August 31, 2006





              3421 N. Causeway Blvd., Suite 701. Metairie, LA 70002
                 Telephone (504) 837-0770 . Fax (504) 837-7102
                                    Member of
            IGAF Worldwide - Member Firms In Principal Cities . PCAOB
                - Public Company Accounting Oversight Board AICPA
                 Centers . Center for Public Company Audit Firms
                                      (SEC)
  Governmental Audit Quality Center . Private Companies Practice Section (PCPS)


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                            BROADWAY APARTMENTS, L.P.

                                  BALANCE SHEET

                                DECEMBER 31, 2004


                                     ASSETS

Current Assets
   Cash and Cash Equivalents                                        $   127,751
   Accounts Receivable                                                   35,119
   Due from Other Projects                                                9,724
   Prepaid Insurance                                                      5,754
                                                                    -----------
       Total Other Assets                                               178,348
                                                                    -----------
Property and Equipment
   Land                                                                  69,455
   Building                                                           3,200,651
   Furniture & Fixtures                                                 229,986
   Accumulated Depreciation                                            (993,297)
                                                                    -----------
       Total Property and Equipment                                   2,506,795
                                                                    -----------

Other Assets
   Financing Fees - Net                                                   9,628
                                                                    -----------
       Total Other Assets                                                 9,628
                                                                    -----------

                                                                    $ 2,694,771
TOTAL ASSETS                                                        ===========



            See accountant's report and notes to financial statements

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                            BROADWAY APARTMENTS, L.P.

                                  BALANCE SHEET

                                DECEMBER 31, 2004



                             LIABILITIES AND EQUITY

Current Liabilities
    Accounts Payable                                                  $   58,848
    Tenant Security Deposits                                               9,545
    Accrued Expenses                                                         120
    Reporting Fees Payable                                                10,000
    Accrued Interest Payable                                             235,268
    Mortgage - Bank                                                    1,212,837
                                                                      ----------
        Total Current Liabilities                                      1,526,618
                                                                      ----------
Long-Term Debt
    Mortgage Payable - Finance Authority                                 138,171
    Accrued Interest - Deferred - Finance Authority                       27,032
    Due to Affiliate                                                      37,000
    Due to Related Parties                                               419,992
    Note Payable - Due to Developer                                      226,742
                                                                      ----------
        Total Long-Term Debt                                             848,937
                                                                      ----------
Total Liabilities                                                      2,375,555
Partners' Equity                                                         319,216
                                                                      ----------
TOTAL LIABILITIES AND EQUITY                                          $2,694,771
                                                                      ==========


            See accountant's report and notes to financial statements

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                            BROADWAY APARTMENTS, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE A - ORGANIZATION

BROADWAY APARTMENTS, L.P. is a residential real estate property (the Property) consisting of seventy- eight rental units in seven buildings located in Hobbs, New Mexico. The property was built for the purpose of providing affordable housing to qualified individuals and families in the Hobbs community.

BROADWAY APARTMENTS, L.P. is a New Mexico limited partnership, which owns the Property. The general partners are Medlock Charitable Foundation and Shelter Resource Corporation. WNC Housing Tax Credit Fund V, Series 3, L.P., a California limited partnership, was admitted as the sole limited partner.

The general partner and the limited partner have a 1% and 99% interest, respectively, in operating profits and losses and tax credits. Partnership cash flow after operating expenses, debt service and required reserves is distributed per the terms of the Partnership agreement in varying percentages.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

BASIS OF ACCOUNTING
-------------------
The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

CASH AND CASH EQUIVALENTS
-------------------------
For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

The partnership treats all non replacement reserve, escrows and security deposit funds as cash equivalents. Cash on hand, in checking and savings accounts and certificates of deposit are considered cash equivalents.

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                           BROADWAY APARTMENTS, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CAPITALIZATION AND DEPRECIATION
-------------------------------
Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Buildings are depreciated over twenty-seven years using the straight line method. Improvements, equipment and furnishings are depreciated over a period ranging from three to fifteen years using the straight line method.

INCOME TAXES
------------
No provision or benefit for income taxes has been included in this financial statement since taxable income or loss passes through to, and is reportable by, the partners individually. The Partnership is eligible to receive low income tax credits as provided by Section 42 of the Internal Revenue Code.

NOTE C - ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE D - LONG-TERM DEBT

BANK OF AMERICA
---------------
The Partnership has a mortgage note payable to Bank of America. The 9.52% mortgage was payable in monthly installments of $10,579, including interest, to June 1, 2034 at which time the unpaid balance was due and payable in full. The note is collateralized by all real and personal property of the Partnership.

The loan was accelerated as of August 1, 2003. All obligations outstanding under this loan have been due and payable in full since that date. Additionally, unpaid principal has been accruing interest at the Default Rate (9.52% + 3.0%) since August 1, 2003. Consequently, the entire principal is reported as current portion of long-term debt. This mortgage was refinanced in 2005.

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                           BROADWAY APARTMENTS, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE D - LONG-TERM DEBT (CONTINUED)

NEW MEXICO MORTGAGE FINANCE AUTHORITY
-------------------------------------
The Partnership has a note payable to the New Mexico Mortgage Finance Authority. The 5.3% note provides that no principal or interest payments will be due until April 20, 2012. The note is collateralized by a deed of trust on the property, which is subordinate to the Bank's first deed of trust.

Estimated principal payments due over the next five years are as follows:

                       December 31, 2005                  $1,212,837
                                    2006                           0
                                    2007                           0
                                    2008                           0
                                    2009                           0
                          and Thereafter                     138,171
                                                          ----------
                                   Total                  $1,351,086
                                                          ==========

NOTE E - MANAGEMENT FEES

The Partnership entered into a management agreement with Monarch Properties, Inc., Albuquerque, New Mexico. Monarch Properties, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership. Management fees paid during the years ended December 31, 2004 were $4,453.

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                           BROADWAY APARTMENTS, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE F - RELATED PARTY TRANSACTIONS

The Partnership has agreed to pay a developer fee in the amount of $439,652 to Trianon Development, the prior General Partner. As of December 31, 2004, $226,742 of this obligation had not been paid.

The Partnership has agreed to pay the limited partner an annual reporting fee of $5,000 for its services in connection with the Partnership's accounting matters relating to the limited partner and assisting with preparation of required tax returns and reports. If cash flow from operations is insufficient to pay the full amount of the reporting fee, the unpaid portion accrues. As of December 31, 2004, cumulative unpaid fees under this agreement were $10,000.

Due to Affiliate, in the amount of $37,000, is payable to Mesa Verde Apartments, an affiliated partnership.

Due to Related Parties represents cash advances made to the partnership by the limited partner and others. Amounts do not bear interest and are to be repaid when cash flow from operations permits or upon sale of the rental property. As of December 31, 2004 this obligation was comprised of the following:


                   Trianon Management                  $221,066
                   WNC & Associates                     112,493
                   WNC Housing Tax Credits
                    Fund V, Series 3, L.P.               86,433
                                                       --------
                              TOTAL                    $419,992
                                                       ========


NOTE G - PRIOR PERIOD ADJUSTMENT

During 2004, a prior period adjustment, in the amount of $74,720, was recognized, and was comprised of the following:

                   Prior Year Mortgage Interest         $ 54,318
                   Prior Year Accounts Payable            32,733
                   Prior Year Accounts Receivable        (12,331)
                                                         -------
                           Total                         $74,720
                                                         =======

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                            SUPPLEMENTAL INFORMATION

                       Pailet, Meunier and LeBlanc, L.L.P.
                          Certified Public Accountants
                             Management Consultants



                   INDEPENDENT AUDITOR'S REPORT ON INFORMATION
                  ACCOMPANYING THE BASIC FINANCIAL STATEMENTS







To the Partners
BROADWAY APARTMENTS, L.P.



 Our audit of the 2004 financial statements presented in the preceding section of this report was for the purpose of forming an opinion on such financial statements taken as a whole. The accompanying information shown on the following pages is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2004 basic financial statements taken as a whole. POJA. 014141(4)stA. (144 OE 134 6004,, Metairie, Louisiana August
 31, 2006


/s/ Pailet, Meunier and LeBlank, L.L.P.

Metairie, Louisiana
August 31, 2006




              3421 N. Causeway Blvd., Suite 701. Metairie, LA 70002
                 Telephone (504) 837-0770 . Fax (504) 837-7102
                                    Member of
            IGAF Worldwide - Member Firms In Principal Cities . PCAOB
                - Public Company Accounting Oversight Board AICPA
                 Centers . Center for Public Company Audit Firms
                                      (SEC)
  Governmental Audit Quality Center . Private Companies Practice Section (PCPS)

                            BROADWAY APARTMENTS, L.P.

                               STATEMENT OF INCOME

                                DECEMBER 31, 2004


REVENUES
   Rent Revenue                                                       $ 384,615
   Vacancy Loss                                                        (164,356)
   Laundry Revenue                                                        2,330
   NSF & Late Fee Revenue                                                 1,596
   Other Revenue                                                          1,388
                                                                      ---------
       Total Revenue                                                    225,573
                                                                      ---------
EXPENSES
   Administrative                                                        82,443
   Utilities                                                             42,075
   Operating and Maintenance                                            114,875
   Taxes and Insurance                                                   61,331
   Depreciation                                                         131,795
                                                                      ---------
       Total Expenses                                                   432,519
                                                                      ---------
Net Operating Income (Loss)                                            (206,946)
                                                                      ---------
Other Revenue (Expense)
   Interest Expense                                                    (178,879)
   Entity Expense - Reporting Fees                                       (5,000)
   Interest Income                                                          490
                                                                      ---------
       Total Other Revenue (Expense)                                   (183,389)
                                                                      ---------
NET INCOME (LOSS)                                                     $(390,335)
                                                                      =========



            See accountant's report and notes to financial statements

                                       12


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                           BROADWAY APARTMENTS, L.P.

                              SUPPLEMENTAL SCHEDULE

                                DECEMBER 31, 2004


ADMINISTRATIVE
    Accounting/Auditing                                                 $  3,055
    Management Fees                                                        4,453
    Office Expenses                                                       15,744
    Leasing Expenses                                                      22,524
    Legal & Consulting                                                     4,745
    Financial Expenses                                                       466
    Bad Debts Expense                                                     28,434
    Tax Credit Compliance                                                  2,730
    Miscellaneous Expenses                                                   292
                                                                        --------
          Total                                                         $ 82,443
                                                                        ========

UTILITIES
    Electricity                                                         $ 12,605
    Water and Sewer                                                        3,986
    Gas                                                                   13,729
    Garbage Removal                                                        7,643
    Vacant Units                                                           4,112
                                                                        --------
          Total                                                         $ 42,075
                                                                        ========
OPERATING AND MAINTENANCE
    Maintenance                                                         $ 42,485
    Contract Services                                                     46,410
    Supplies                                                              25,570
    Vehicle Operation                                                        410
                                                                        --------
          Total                                                         $114,875
                                                                        ========
TAXES AND INSURANCE

    Real Estate Taxes                                                   $ 21,845
    Payroll Taxes                                                          5,831
    Property and Liability Insurance                                      21,114
    Health Insurance/Employee Benefits                                     4,486
    Miscellaneous Taxes & Insurance                                        8,055
                                                                        --------
          Total                                                         $ 61,331
                                                                        ========